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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  December 29, 2005

                        CONSUMER PORTFOLIO SERVICES, INC.
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               (Exact Name of Registrant as Specified in Charter)

         CALIFORNIA                  001-14116                  33-0459135
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(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)

                   16355 Laguna Canyon Road, Irvine, CA 92618
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 753-6800

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2005, the Compensation Committee of the Board of Directors of the registrant, Consumer Portfolio Services Inc. (the "Company") approved accelerated vesting of all currently outstanding stock options issued by the Company and held by its employees. The decision to accelerate the vesting of the options was made primarily to reduce non-cash compensation expense that would have been recorded in the Company's income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006. The Company estimates that approximately $3.5 million of future compensation expense will be eliminated as a result of the acceleration of vesting.

The options affected by the amendment (the "Options") are all options outstanding as of December 30, 2005, to the extent not then exercisable. These Options were previously awarded to officers and other employees under the Company's 1997 Long-Term Incentive Plan, and its 1991 Stock Option Plan.

Options to purchase 2,113,998 shares of the Company's common stock, which would otherwise have vested from time to time over the next five years, became immediately exercisable as a result of the Compensation Committee's actions. The number of shares, expiration dates and exercise prices of the Options are unchanged. All remaining terms for each of the Options remain the same. The acceleration was effective as of December 30, 2005.

The accelerated Options included 530,098 Options held by the four executive officers identified in the Company's May 12, 2005 proxy statement who are still serving as officers of the Company (which comprises 231,098 Options held by the Company's chief executive officer and a total of 299,000 Options held by the other three such officers), 224,000 Options held by the two other executive officers of the Company, and 1,359,900 Options held by other employees. Other than the Options held by the chief executive officer, who is also a director, none of the Options are held by directors of the Company. The exercise prices of the Options range from $0.63 to $5.07 per share, with a total weighted average exercise price per share of $3.36.

The decision to accelerate the vesting of the Options, which the Company believes is in the best interests of its shareholders, was made primarily to reduce non-cash compensation expense that would have been recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) effective January 1, 2006. The Company estimates that approximately $3.5 million of future compensation expense will be eliminated as a result of the acceleration of vesting. Since the Company currently accounts for its stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), it will report compensation expense related to the affected Options in its 2005 financial statements. The Company expects to record such a charge in the amount of approximately $300,000, reflecting its estimate of additional compensation expense resulting from the acceleration.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CONSUMER PORTFOLIO SERVICES, INC.

Date: January 5, 2006                          By: /s/ CHARLES E. BRADLEY, JR.
                                                   -----------------------------
                                                   Charles E. Bradley, Jr.
                                                   Chief Executive Officer